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                                                                    EXHIBIT 11.1

                        KITTY HAWK, INC. AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE

                                                                       QUARTER ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                                         1997             1996             1997              1996
                                                                      -----------      -----------      -----------      ----------
Primary net income per share (1):
Weighted average number of common shares outstanding...............    10,451,807        7,750,000       10,451,807       7,537,852
Common shares related to SAB No. 83 (2) ...........................            --               --               --         353,579
                                                                      -----------      -----------      -----------      ----------
   Weighted average common and common
     equivalent shares outstanding.................................    10,451,807        7,750,000       10,451,807       7,891,431
                                                                      ===========      ===========      ===========      ==========
Net income ........................................................   $ 2,992,534      $ 1,400,766      $ 6,967,564      $  251,449
                                                                      ===========      ===========      ===========      ==========

Net income per share ..............................................   $      0.29      $      0.18      $      0.67      $     0.03
                                                                      ===========      ===========      ===========      ==========

Fully diluted net income per share:

Weighted average number of common shares outstanding...............    10,451,807        7,750,000       10,451,807       7,537,852

Common shares related to SAB No. 83 (2) ...........................            --               --               --         353,579
                                                                      -----------      -----------      -----------      ----------
   Weighted average common and common
     equivalent shares outstanding.................................    10,451,807        7,750,000       10,451,807       7,891,431
                                                                      ===========      ===========      ===========      ==========

Net income ........................................................   $ 2,992,534      $ 1,400,766      $ 6,967,564      $  251,449
                                                                      ===========      ===========      ===========      ==========

Net income per share ..............................................   $      0.29      $      0.18      $      0.67      $     0.03
                                                                      ===========      ===========      ===========      ==========


(1) The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) Stock options granted to executives within 12 months of the filing date of the Company's initial public offering have been included in this line item through the date of exercise. See Note 1 of Notes to Consolidated Financial Statements.